EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in the Registration Statement of CreditRiskMonitor.com, Inc. in Amendment No. 1 to Form SB-2 of our report dated March 17, 1999 on our audits of the financial statements of New Generation Foods, Inc. as of December 31, 1998 and 1997, and for each of the years then ended. We also consent to the reference to our firm under the caption "Experts".


Clifton Gunderson L.L.C.

Peoria, Illinois
May 13, 1999